Exhibit 10.22

FORM OF INDEPENDENT DIRECTOR SALE PARTICIPATION AGREEMENT

To: The Person whose name is
       set forth on the signature page hereof

Dear Sir or Madam:

You have entered into an Independent Director Stockholder’s Agreement, dated as of the date hereof, between Capmark Financial Group Inc., a Nevada corporation (the “Company”), and you (the “Independent Director Stockholder’s Agreement”) relating to the purchase by you of the Purchased Stock (as defined in the Independent Director Stockholder’s Agreement). The undersigned, GMACCH Investor LLC (“Investor”), hereby agrees with you as follows, effective upon such purchase of Common Stock:

1.         In the event that at any time Investor (together with any of its affiliates, to the extent provided for in Paragraph 8 hereof, the “Selling Investor”) proposes to sell for cash or any other consideration any shares of Common Stock owned by it, in any transaction other than a Public Offering (as defined in the Independent Director Stockholder’s Agreement) or a sale to an affiliate of the Selling Investor (other than a Strategic Business Affiliate (as defined in the Independent Director Stockholder’s Agreement)), the Selling Investor will notify you or your Independent Director Stockholder’s Estate, Independent Director Stockholder’s Family Members or Independent Director Stockholder’s Trust (as such terms are defined in the Independent Director Stockholder’s Agreement, and collectively with you, the “Independent Director Stockholder Entities”), as the case may be, in writing (a “Notice”) of such proposed sale (a “Proposed Sale”) and the material terms of the Proposed Sale as of the date of the Notice (the “Material Terms”) promptly, and in any event not less than 15 days prior to the consummation of the Proposed Sale and not more than five days after the execution of the definitive agreement relating to the Proposed Sale, if any (the “Sale Agreement”). If, within 10 days after the Independent Director Stockholder Entities’ receipt of such Notice, the Selling Investor receives from the Independent Director Stockholder Entities a written request (a “Request”) to include Common Stock held by the Independent Director Stockholder Entities in the Proposed Sale (which Request shall be irrevocable unless (a) there shall be a material adverse change in the Material Terms or (b) otherwise mutually agreed to in writing by the Independent Director Stockholder Entities and the Selling Investor), the Common Stock held by you will be so included as provided herein; provided that only one Request, which shall be executed by the Independent Director Stockholder Entities, may be delivered with respect to any Proposed Sale for Common Stock held by the Independent Director Stockholder Entities. Promptly after the execution of the Sale Agreement, the Selling Investor will furnish the Independent Director Stockholder Entities with a copy of the Sale Agreement, if any.

2.         The number of shares of Common Stock which the Independent Director Stockholder Entities will be permitted to include in a Proposed Sale pursuant to a Request will be the product of (i) the sum of the number of shares of Common Stock then owned by the Independent Director Stockholder Entities (and held pursuant to the Independent Director Stockholder’s Agreement) plus, to the extent applicable, all shares of Common Stock which you are then entitled to acquire under any unexercised portion of the outstanding Option, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, multiplied by (ii) a fraction (A) the numerator of which shall be the aggregate number of shares of Common Stock proposed to be purchased by the buyer in the Proposed Sale and (B) the denominator of which shall be the total number of shares of Common Stock owned, or, to the extent applicable, which would be owned upon exercise of any exercisable Options (to the extent any such Options are then exercisable or would become exercisable as a result of the consummation of the Proposed Sale), by the Selling Investor, the Independent Director Stockholder Entities and other holders of shares of Common Stock who have been granted similar rights to participate in the Proposed Sale (an “Eligible Holder”), as the case may be.

3.         Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Selling Investor proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the pro rata reduction of the number of shares of Common Stock to be sold by the Selling Investor, the Independent Director Stockholder Entities and any Eligible Holders to be included in the Proposed Sale if required by the party proposing such Sale; the sale price; the form of consideration; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information reasonably requested by the Selling Investor covering matters regarding the Independent Director Stockholder Entities’ ownership of shares; and the provision of requisite indemnification; provided, however, that no Independent Director Stockholder Entity shall be liable under such indemnification for any amount in excess of the net after-tax proceeds received by such Independent Director Stockholder Entity in such sale.

4.         Upon delivering a Request, the Independent Director Stockholder Entities will, if requested by the Selling Investor, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Selling Investor with respect to the shares of Common Stock which are to be sold by the Independent Director Stockholder Entities pursuant hereto (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will contain customary provisions and will provide, among other things, that the Independent Director Stockholder Entities will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (if such shares are certificated) representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as the Independent Director Stockholder Entities’ agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Independent Director Stockholder Entities’ behalf with respect to the matters specified therein.

5.         The Independent Director Stockholder Entities’ right pursuant hereto to participate in a Proposed Sale shall be contingent on the Independent Director Stockholder Entities’ compliance with each of the provisions hereof and the Independent Director Stockholder Entities’ respective willingness to execute such documents in connection therewith as may be reasonably requested by the Selling Investor.

6.         (a) In the event of a Proposed Sale pursuant to Section 1 hereof in which the Selling Investor proposes to sell for cash or any other consideration fifty percent (50%) or more of the shares of Common Stock held by the Selling Investor and its affiliates pursuant to

Section 1 hereof, the Selling Investor may elect, by so specifying in the Notice, to require the Independent Director Stockholder Entities to, and the Independent Director Stockholder Entities shall, participate in such Proposed Sale to the same extent calculated pursuant to Paragraph 2(a) above, in accordance with the terms and provisions of Paragraph 3 hereof; provided, however, that in such event, the order in which the shares of Common Stock held by the Independent Director Stockholder Entities shall be required to be sold shall be: first, any shares of Common Stock then held by the Independent Director Stockholder Entities that constitute Purchased Stock (as defined in the Stockholder’s Agreement); and second, to the extent applicable, any shares of Common Stock acquired pursuant to the exercise of any exercisable Options.

(b)       In the event of a transaction which results in a Change in Control (as defined in the Independent Director Stockholder’s Agreement) that is also a Proposed Sale, but is not one in which either the Selling Investor has exercised its rights pursuant to Paragraph 6(a) or the Independent Director Stockholder Entities have exercised their rights pursuant to Paragraph 1 (a “Proposed Transaction”), you agree on behalf of the Independent Director Stockholder Entities, to bear, on a several and not joint basis, your pro rata share of any fees, commissions, adjustments to purchase price, expenses or indemnities borne by the Selling Investor.

(c)       Your pro rata share of any amount to be paid pursuant to Paragraph 3 or Paragraph 6(b) shall be based upon the number of shares of Common Stock intended to be transferred by the Independent Director Stockholder Entities plus, to the extent applicable, the number of shares of Common Stock you would have the right to acquire under any unexercised portion of the outstanding Option which is then vested or would become vested as a result of the Proposed Sale or Proposed Transaction, assuming that you receive a payment in respect of such unexercised portion of such Option.

7.         The obligations of the Selling Investor hereunder shall extend only to the Independent Director Stockholder Entities, and none of the Independent Director Stockholder Entities’ successors or assigns shall have any rights pursuant hereto.

8.         If the Investor transfers any of its interests in the Company to an equityholder of the Investor, as a condition precedent to such transfer, such equityholder shall agree in writing to assume the obligations hereunder of the Investor and shall be deemed a “Selling Investor” with respect to any subsequent Proposed Sale or Proposed Transaction. No transfer pursuant to this Section 8 shall diminish the obligations of the Investor hereunder, to the extent applicable following the consummation of the transfer.

9.         This Agreement shall terminate and be of no further force and effect on the fifth anniversary of the first occurrence of a Public Offering (as defined in the Independent Director Stockholder’s Agreement).

10.       All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

If to the Selling Investor, to it at the following addresses:

GMACCH Investor LLC

c/o Kohlberg Kravis Roberts & Co. L.P.
9 West 57th Street
New York, New York 10019
Attention: Scott Nuttall

GMACCH Investor LLC
c/o The Goldman Sachs Company, Inc.
85 Broad Street
New York, New York 10004
Attention: Stuart Katz

GMACCH Investor LLC
c/o Five Mile Capital Partners LLC
Four Stamford Plaza, Suite 400
Stamford, CT 06902
Attention: Konrad Kruger

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn: Sean D. Rodgers, Esq.

If to the Company, to the Company at the following address:

Capmark Financial Group Inc.
200 Witmer Road
Horsham, PA 19044
Attention: General Counsel

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn: Sean D. Rodgers, Esq.

If to you, to you at the address first set forth above;

If to your Independent Director Stockholder’s Estate, Independent Director Stockholder’s Family Members or Independent Director Stockholder’s Trust, to the address provided to the Company by such entity;

or at such other address as any of the above shall have specified by notice in writing delivered to the others by certified mail.

11.       The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. Such arbitration process shall take place within 100 miles of the New York City metropolitan area. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall bear its own legal fees and expenses. Each party hereto hereby irrevocably waives any right that it may have had to bring an action in any court, domestic or foreign, or before any similar domestic or foreign authority with respect to this Agreement.

12.       This Agreement may be amended only by written instrument executed by you and the Investor.

13.       It is the understanding of the undersigned that you are aware that no Proposed Sale is contemplated and that such a sale may never occur.

14.       This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. The Master Signature Page, when duly executed and delivered by you in accordance with the terms hereof and thereof, shall supplement and form a part of this Agreement, and references to this Agreement shall be construed accordingly.

Very truly yours,

GMACCH INVESTOR LLC

By:
Its Authorized Representative

IN WITNESS WHEREOF, upon due execution and delivery by you of the Master Signature Page, you have executed this Agreement as of the date set forth above.